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                                                                                                                        EXHIBIT 12.1

                                      FRONTIER OIL CORPORATION AND CONSOLIDATED SUBSIDIARIES
                                         COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                             Year Ended December 31,                    Three Months
                                                ------------------------------------------------------      Ended
                                                 1994        1995       1996         1997        1998    March 31, 1999
                                                ------     -------     -------      ------      ------  ---------------
                                                                       (Dollars in Millions)
Income (loss) from continuing operations        $  1.7     $ (19.3)    $ (11.6)     $  7.8      $ 18.8    $  (4.8)
Add:
         Interest                                 18.8        18.3        17.5        15.9         8.2        2.0
                                                ------     -------     -------      ------      ------    -------
         Earnings as defined                    $ 20.5     $  (1.0)    $   5.9      $ 23.7      $ 27.0    $  (2.8)
                                                ======     =======     =======      ======      ======    =======
Interest                                        $ 18.8     $  18.3     $  17.5      $ 15.9      $ 18.2    $   2.0
Interest capitalized                                --          --          --          --          --         --
         Fixed charges as defined               $ 18.8     $  18.3     $  17.5      $ 15.9      $  8.2    $   2.0
                                                ======     =======     =======      ======      ======    =======
Ratio of earnings to fixed charges                 1.1          NM          NM         1.5         3.3         NM
Fixed charges in excess of earnings             $  N/A     $  19.3     $  11.6         N/A         N/A        4.8
                                                ======     =======     =======      ======      ======    =======
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